Exhibit 10.1

SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (this “Amendment”) is entered into as of September 26, 2023, by and between Akoustis Technologies, Inc., a Delaware corporation (the “Company”), and Jeffrey Shealy. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Employment Agreement (as defined below).

RECITALS

A. WHEREAS, the Company and the Executive are parties to that certain Employment Agreement entered into as of June 15, 2015, and amended as of September 6, 2017 (the “Employment Agreement”); and

B. WHEREAS, the parties desire to amend certain provisions of the Employment Agreement, as more particularly set forth herein.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

1. Amendment and Restatement of Section 3.1. The first sentence of Section 3.1 of the Employment Agreement is hereby amended and restated in its entirety as follows:

“3.1. Base Salary. Effective August 6, 2023, the Executive shall be entitled to receive a salary from the Company during the Employment Period at a rate per year of $550,000 (the “Base Salary”), payable in U.S. dollars in bi-weekly installments in accordance with the Company’s customary payroll practices.”

2. Amendment and Restatement of Section 3.2(a). Section 3.2(a) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“(a) The Executive shall be eligible to receive a target annual cash bonus (the “Annual Bonus”) equal to 100% of the then applicable Base Salary payable at or about the same time as when annual bonuses are paid to the Company’s executives generally. The maximum Annual Bonus with respect to Fiscal Year 2024 shall equal 145% of the Executive’s Base Salary, all in accordance with the Company’s Annual Bonus plan as in effect for executives generally. The Executive’s Annual Bonus (if any) shall be in such amount as the Board may determine in its sole discretion. The Board may or may not determine that all or any portion of the Annual Bonus shall be earned upon the achievement of operational, financial or other milestones (“Milestones”) established by the Board in consultation with the Executive and that all or any portion of any Annual Bonus shall be paid in cash, securities or other property. For Fiscal Year 2024, the Executive shall be eligible to receive a supplemental Annual Bonus of up to 50% of the then applicable Base Salary (i) based on such factors and (ii) payable at such time as the Board may determine in each case its sole discretion, all with the effect that the Executive’s maximum Annual Bonus potential for Fiscal Year 2024 shall not exceed 195% of Executive’s Base Salary.”

3. Addition of Section 3.4. Article 3 of the Employment Agreement is hereby amended by adding the following new Section 3.4:

“(a) Retention Bonus. The Executive shall be eligible to earn a lump-sum cash bonus of $200,000 if the Executive remains employed with the Company through the earlier of (x) June 30, 2024 and (y) the date of a Change of Control. Notwithstanding the forgoing sentence, the Executive shall be deemed to have earned such bonus if the Executive’s employment is terminated (x) by the Company for any reason, (y) by the Executive for Good Reason, or (z) due to the Executive’s death, in each case before such earlier date. If earned, such bonus shall be paid as soon as practicable after the date it is earned (and in any event within 30 calendar days following such date).

(b) Equity Incentive Awards. The Executive’s equity incentive awards for Fiscal Year 2024 shall be in the form of a time-based restricted stock unit award (the “RSU Award”) and a performance-based restricted stock unit award with market value appreciation conditions (the “MVSU Award”). The RSU Award shall cover 80,000 shares of Company Common Stock. The MVSU Award shall cover at target 120,000 shares of Company Common Stock. The RSU Award shall be eligible to vest as to 20% of the shares covered thereby on each of the first five anniversaries of September 13, 2023. The MVSU Award shall be eligible to vest pursuant to the terms and conditions established by the Company for Company management under the Company’s Fiscal Year 2024 market value appreciation restricted stock unit program. The RSU Award and the MVSU Award shall otherwise be subject to the same terms and conditions as the annual equity incentive awards granted to Company management, except as otherwise expressly provided under this Agreement.

(c) Qualifying Termination before June 30, 2024. For purposes of calculating severance in Section 5.1(a)(ii)(A), Section 5.1(c), and Section 5.1(e), in the event of a termination that qualifies for such severance and occurs before June 30, 2024, “Base Salary” shall equal $750,000.”

4. Amendment of Section 9.4(b). Section 9.4(b) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“(b)	to the Executive at:

Jeffrey Shealy
17811 Largo Place
Cornelius, NC 28031”

5. Addition of Section 10. The Employment Agreement is hereby amended by adding the following new Section 10:

a.	“10. Clawback. Notwithstanding any provisions to the contrary under this Agreement or otherwise, the Executive shall be subject to any clawback policy of the Company as may be established and/or amended from time to time to comply with applicable laws.”

6. Addition of Section 11. The Employment Agreement is hereby amended by adding the following new Section 11:

“11. Section 409A Matters. For purposes of this Agreement, no payment shall be made to the Executive upon termination of the Executive’s employment unless such termination constitutes a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and Section 1.409A-l(h) of the regulations promulgated thereunder. To the extent any payments to which the Executive becomes entitled under this Agreement, or any agreement or plan referenced herein, in connection with the Executive’s separation from service from the Company constitute deferred compensation subject to Section 409A of the Code (the “Deferred Payments”) and if the Executive is deemed at the time of such separation from service to be a “specified employee” under Section 409A of the Code, then any Deferred Payment(s) shall not be made or commence until the earliest of (i) the expiration of the 6-month period measured from the date of the Executive’s “separation from service” (as such term is at the time defined in Treasury Regulations under Section 409A of the Code) with the Company or (ii) the date of the Executive’s death following such separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to the Executive, including (without limitation) the additional 20% tax for which the Executive would otherwise be liable under Section 409A(a)(l)(B) of the Code in the absence of such deferral. Upon the expiration of the applicable deferral period, any payments which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this paragraph shall be paid to the Executive or the Executive’s beneficiary in one lump sum. Each payment and benefit payable hereunder is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.”

7. Amendment and Ratification. Except as specifically amended hereby, all terms, conditions, covenants, representations, and warranties contained in the Employment Agreement shall remain in full force and effect and shall be binding upon the parties.

8. Entire Agreement. The Employment Agreement, as amended hereby, together with the documents incorporated therein, constitute the entire agreement (and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings) between the parties with respect to the subject matter thereof and hereof. Nothing in this Amendment guarantees or shall be construed of as a guaranty by the Company or the Affiliates of compensation to the Executive for fiscal years on or after Fiscal Year 2024.

9. Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

10. Facsimile or .pdf Signature. This Amendment may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ Jerry Neal
	Name:	Jerry Neal
	Title:	Chairman of the Board

EXECUTIVE

/s/ Jeffrey Shealy
Jeffrey Shealy

[SIGNATURE PAGE TO AMENDMENT TO EMPLOYMENT AGREEMENT]